                                                                    Exhibit 99.3



[PHARMACIA LOGO]

                                                     August 1, 2002



Dear Pharmacia Shareholder:

         We are pleased to send you this Information Statement regarding the spin-off of our remaining interest in Monsanto Company. The Information Statement provides you with important information concerning:

         o the U.S. federal income tax treatment of the Monsanto shares you will receive,

         o  how we determined the number of shares you will receive,

         o  how fractional shares will be treated,

         o  a brief description of the background and business of Monsanto, and

         o  how you can obtain additional information about these matters.

         We are confident that the spin-off will benefit Pharmacia, Monsanto and our shareholders. Thank you for your investment in Pharmacia.

                                            Sincerely,

                                            /s/ Don W. Schmitz

                                            Don W. Schmitz
                                            Secretary
                                            Pharmacia Corporation

                                            100 Route 206 North
                                            Peapack, New Jersey 07977
                                            www.pharmacia.com

                              INFORMATION STATEMENT

                       ----------------------------------

            Spin-off of Monsanto Company Through the Distribution by
                 Pharmacia Corporation of 220,000,000 Shares of
             Monsanto Common Stock to Pharmacia Common Shareholders

         Pharmacia Corporation is sending you this Information Statement because we are spinning off our remaining interest in our Monsanto Company subsidiary to the holders of our common stock. We are effecting this spin-off by distributing
0.170593 of a share of Monsanto common stock as a dividend on each outstanding share of Pharmacia common stock, amounting to 220,000,000 shares of Monsanto common stock in total. The dividend will be payable on August 13, 2002 to holders of record of shares of Pharmacia common stock that are issued and outstanding as of 5:00 p.m. Eastern time on July 29, 2002.

         We have received a ruling from the U.S. Internal Revenue Service to the effect that the spin-off distribution generally will be tax-free to Pharmacia shareholders for U.S. federal income tax purposes. See "U.S. Federal Income Tax Consequences."

         Pharmacia shareholders are urged to consult their own tax advisors to determine the particular tax consequences of the spin-off to them, including the effect of any state, local or foreign income and any other tax laws.

         Monsanto is a global provider of technology-based solutions and agricultural products to growers and downstream customers, such as grain processors, food companies, and consumers, in agricultural markets. After consultation with financial and other advisors, the Pharmacia Board of Directors has determined that it would be in the best interests of Pharmacia and its shareholders to completely separate Monsanto from Pharmacia. In October 2000, Monsanto completed an initial public offering of 38,033,000 shares of its common stock. In November 2001, the Pharmacia Board of Directors approved a formal plan to distribute to Pharmacia shareholders the remaining outstanding shares of Monsanto common stock held by Pharmacia. Following this spin-off, we will no longer own any shares of Monsanto and Monsanto will be a fully independent, publicly traded company.

         No vote of Pharmacia shareholders is required in connection with the Monsanto spin-off. Therefore, you are not required to take any action. We are sending you this Information Statement, which contains additional information about the terms of the spin-off, Monsanto and Monsanto common stock, for your information only. If you would like more information, please call our information agent, Mellon Investor Services, toll free at 1-800-851-9671. Shareholders outside the United States and Canada should call 201-373-5212. Alternatively, you may check our website at http://www.pharmacia.com/investor.

         Neither the Securities and Exchange Commission nor any state securities regulators have approved the Monsanto common stock to be issued to you pursuant to this spin-off or determined if this Information Statement is accurate or adequate. Any representation to the contrary is a criminal offense.

         The date of this Information Statement is August 1, 2002.

                         INFORMATION ABOUT THE SPIN-OFF

The Spin-off Dividend

         On July 18, 2002, the Pharmacia Board of Directors approved the spin-off of our remaining interest in Monsanto to holders of Pharmacia's common stock. To effect this spin-off, the Pharmacia Board of Directors declared a dividend on Pharmacia common stock consisting of 220,000,000 shares of Monsanto common stock owned by Pharmacia. These shares represent approximately 84.2% of the outstanding Monsanto common stock on July 18, 2002. The dividend will be paid on August 13, 2002, in the amount of 0.170593 of a share of Monsanto common stock for each share outstanding of Pharmacia common stock as described below.

         You will not be required to pay any cash or other consideration for the shares of Monsanto common stock distributed to you or to surrender or exchange your shares of Pharmacia common stock to receive the dividend of Monsanto common stock. The distribution will not affect the number of, or the rights attaching to, shares of Pharmacia common stock.

The Number of Shares You Will Receive

         For each share of Pharmacia common stock for which you are the record holder at 5:00 p.m. Eastern time on July 29, 2002, the record date, you will be entitled to receive that number of shares equal to the quotient obtained by dividing the total number of shares of Monsanto common stock to be distributed in the spin-off by the total number of shares of Pharmacia common stock outstanding at 5:00 p.m. Eastern time on the record date. Thus, the following equation determines the number of shares of Monsanto common stock you will receive for each share of Pharmacia common stock you hold:

Total number of shares of Monsanto to be
distributed in the spin-off                                220,000,000
--------------------------------------------------    =    -------------    =    0.170593
Total number of shares of Pharmacia common stock           1,289,621,815
outstanding as of 5:00 p.m. Eastern time on the
record date

Based on the number of shares of Pharmacia common stock outstanding as of July 29, 2002, you will receive 0.170593 shares of Monsanto common stock for each share of Pharmacia common stock for which you are the record holder at 5:00 p.m. Eastern time on the record date. The distributed shares of Monsanto common stock will be fully paid and non-assessable and have no pre-emptive rights.

Trading Between the Record Date and Distribution Date

         Beginning two trading days prior to the record date and continuing through August 13, 2002, the distribution date, there will be two markets in Pharmacia common stock; a "regular way" market and an "ex-dividend" market. Shares that trade in the regular way market will trade with an entitlement to shares of Monsanto common stock distributed pursuant to the spin-off. Shares that trade in the ex-dividend market will trade without an entitlement to shares of Monsanto common stock distributed pursuant to the spin-off. Therefore, if you owned shares of Pharmacia common stock on July 29, 2002, the record date, and sell those shares in the regular way market prior to August 13, 2002, the distribution date, you will also be trading the shares of Monsanto common stock that would have been distributed to you pursuant to the spin-off. If you sell those shares of Pharmacia common stock in the ex-dividend market prior to the distribution date, you will still receive the shares of Monsanto common stock that were to be distributed to you pursuant to your ownership of the shares of Pharmacia common stock on the record date.

         Furthermore, beginning two trading days prior to the record date and continuing through the distribution date there will be two markets in Monsanto common stock, a "regular way" market and a "when-issued trading" market. The regular way market will be the same market for shares of Monsanto common stock that currently exists. The when-issued trading market will be a market for shares of Monsanto common stock that will be distributed to Pharmacia shareholders on the distribution date. If you are the record holder of shares of Pharmacia common stock at 5:00 p.m. Eastern time on the record date, then you are entitled to shares of Monsanto common stock distributed pursuant to the spin-off. You may trade this entitlement to shares of Monsanto common stock, without the shares of Pharmacia common stock you own, in the when-issued trading market. In the when-issued trading market, contracts for the purchase and sale of shares of Monsanto common stock are made in the same manner as are regular way contracts for presently issued shares of Monsanto common stock, except that when-issued contracts will be settled by delivery of and payment for the shares of Monsanto common stock on the fourth business day after the distribution date.

When and How You Will Receive the Dividend

         We will pay the dividend on August 13, 2002 by releasing our shares of Monsanto common stock to be distributed in the spin-off to Mellon Investor Services, our transfer and disbursing agent. On August 13, 2002, the transfer and disbursing agent will cause the shares of Monsanto common stock to which you are entitled to be registered in your name or in the "street name" of your bank or brokerage firm.

         Registered Holders. If you are the registered holder of Pharmacia common stock and hold your Pharmacia common stock either in physical form or in book-entry form, the shares of Monsanto common stock distributed to you will be registered in your name and you will become the record holder of that number of shares of Monsanto common stock.

         "Street Name" Holders. Many Pharmacia shareholders have their Pharmacia common stock held in an account with a bank or brokerage firm. In such cases, that bank or brokerage firm is the registered holder that holds the shares on your behalf. The Monsanto common stock being distributed will be registered in the "street name" of your bank or broker, who in turn will then electronically credit your account for the shares of Monsanto common stock that you are entitled to receive in the distribution. We anticipate that this will take three to eight business days after the distribution date. We encourage you to contact your bank or broker if you have any questions regarding the mechanics of having your shares of Monsanto common stock posted to your account.

         Fractional Shares. If you are a registered holder of Pharmacia common stock, you will receive whole and fractional shares of Monsanto common stock in connection with the spin-off unless the number of shares of Monsanto common stock that you would be entitled to receive is less than one. If you are a registered holder entitled to receive less than one share of Monsanto common stock, the transfer and disbursing agent will aggregate your fractional shares with the fractional shares of other such registered holders and sell them through a broker-dealer, that is unaffiliated with either Pharmacia or Monsanto, in the open market at the then prevailing prices on behalf of you and the other such holders. You will then receive a check in an amount equal to your pro rata share of the total net proceeds of that sale. If you hold your Pharmacia common stock through a bank or brokerage firm, you will receive whole and/or fractional shares of Monsanto common stock that you are entitled to receive based on the policies and practices of your bank or brokerage firm. It may, for example, be the policy and practice of your bank or brokerage firm to issue cash in lieu of fractional shares. We encourage you to contact your bank or broker if you have any questions regarding their policies and practices in respect of any fractional shares of Monsanto common stock in the distribution you are entitled to receive.

         After the distribution date, any holder of Monsanto common stock who becomes a registered holder of less than one share of Monsanto common stock (for example, either by selling all of such holder's whole shares through Monsanto's transfer agent and registrar or by requesting that all of such holder's whole shares be transferred to such holder's bank or brokerage firm) will periodically become subject to a program which aggregates all such fractional shares held and sells them through a broker-dealer, that is unaffiliated with either Pharmacia or Monsanto, in the open market at the then prevailing prices on behalf of those holders. Such holders will then receive a check in an amount equal to their pro rata share of the total net proceeds of that sale. However, for a period of three months after the distribution date, Monsanto's transfer agent and registrar, Mellon Investor Services, will maintain such program free of charge to the registered holders and no expenses will be deducted from the proceeds of the sale.

         Direct Registration System. Monsanto common stock will be issued as uncertificated shares registered in book-entry form through the direct registration system. Therefore, no certificates representing your shares of Monsanto common stock will be mailed to registered holders of Pharmacia common stock in the ordinary course. Under the direct registration system, instead of receiving stock certificates, unless you are a registered holder of Pharmacia common stock entitled to receive less than one share of Monsanto common stock, you will receive a distribution statement reflecting your ownership interest in shares of Monsanto common stock. If at any time you want to receive a physical certificate evidencing your whole shares of Monsanto common stock, you may do so by contacting the Monsanto transfer agent and registrar. No physical certificates will be issued for any of your fractional shares of Monsanto common stock. Such fractional shares must be maintained in book-entry form through the direct registration system. Additionally, you can sell your whole and fractional shares of Monsanto common stock through Monsanto's transfer agent and registrar or request that your whole shares of Monsanto common stock be transferred to your bank or brokerage firm. The Monsanto transfer agent and registrar will begin mailing distribution statements reflecting your ownership of whole and fractional shares (greater than one) promptly after the distribution date. When you receive your first account statement, you will receive information explaining the direct registration system and detailing the various options of this form of ownership. If you are entitled to receive less than one share of Monsanto common stock in the distribution, a check will be mailed to you shortly. We currently estimate that it will take about two weeks from the distribution date for the transfer agent to complete these mailings.

U.S. Federal Income Tax Consequences

         The following is a summary of the material U.S. federal income tax consequences to Pharmacia, Monsanto and U.S. Holders (as defined below) of the distribution of the Monsanto common stock. This summary is not a complete description of those consequences and, in particular, may not address U.S. federal income tax considerations that affect the treatment of a shareholder who acquired Pharmacia common stock pursuant to an employee benefit plan. Each shareholder's individual circumstances may affect the tax consequences of the distribution of the Monsanto common stock to such shareholder. In addition, no information is provided herein with respect to tax consequences under applicable foreign, state, local or other laws. Consequently, each Pharmacia shareholder is advised to consult his or her own tax advisor as to the specific tax consequences of the distribution of the Monsanto common stock.

         For purposes of this summary a "U.S. Holder" is a beneficial owner of Pharmacia common stock that is, for U.S. federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States or any state thereof (including the District of Columbia); (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (x) a court within the United States is able to exercise primary supervision over its administration and (y) one or more U.S. persons have the authority to control all of the substantial decisions of such trust. If a partnership holds Pharmacia common stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. A partner of a partnership holding Pharmacia common stock should consult its tax advisor.

         Tax-Free Status of the Spin-off. We have received a private letter ruling from the U.S. Internal Revenue Service stating that the distribution of Monsanto common stock to our common shareholders in connection with the spin-off generally will be tax-free to the holders of our common stock for U.S. federal income tax purposes. As a consequence thereof, and assuming that Pharmacia common stock is a capital asset in the hands of a U.S. Holder on the distribution date:

         o Except for any cash received in lieu of a fractional share of Monsanto common stock, a U.S. Holder will not recognize any income, gain or loss as a result of the receipt of Monsanto common stock in the distribution.

         o A U.S. Holder's holding period for the Monsanto common stock received in the distribution will include the period for which that shareholder's Pharmacia common stock was held.

         o A U.S. Holder's tax basis for Monsanto common stock received in the distribution will be determined by allocating to the Monsanto common stock, on the basis of the relative fair market values of Pharmacia common stock and Monsanto common stock at the time of the distribution, a portion of the shareholder's basis in his or her Pharmacia common stock. The U.S. Holder's basis in his or her Pharmacia common stock will be decreased by the portion allocated to the Monsanto common stock.

         o The receipt of cash in lieu of a fractional share of Monsanto common stock will be treated as a sale of the fractional share of Monsanto common stock, and a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received and the shareholder's basis in the fractional share of Monsanto common stock, as determined above. The gain or loss will be long-term capital gain or loss if the holding period for the fractional share of Monsanto common stock, as determined above, is more than one year.

         o Monsanto will not recognize gain or loss as a result of the distribution of the Monsanto common stock.

         Although private letter rulings are generally binding on the Internal Revenue Service, we will not be able to rely on the ruling if any of the factual representations or assumptions we made to obtain the ruling are, or become, incorrect or untrue in any material respect. We are not aware of any facts or circumstances that would cause any of these representations or assumptions to be incorrect or untrue in any material respect. Nevertheless, if the Internal Revenue Service subsequently held our spin-off to be taxable, the above consequences would not apply and both Pharmacia and our common shareholders could be subject to tax. Additionally, even though the distribution of the Monsanto common stock generally should be tax-free to U.S. Holders and to Monsanto, it is possible that the distribution could be rendered taxable to Pharmacia under Section 355(e) of the Internal Revenue Code of 1986, as amended (the "Code"). However, even under such circumstances, Pharmacia does not believe that there is a significant risk that the distribution will cause Pharmacia to recognize taxable gain for federal income tax purposes because of Pharmacia's high tax basis in the stock of Monsanto.

         Indemnification. Pursuant to a tax sharing agreement, Monsanto is obligated to indemnify Pharmacia for the full amount of any liability arising from: (1) Monsanto's breach of any representation or statement made, or to be made, to any taxing authority; (2) Monsanto's having had, at any time during the 2-year period preceding the distribution, any plan, agreement, arrangement, substantial negotiations or other intention to enter into a transaction (or a series of transactions) whereby a person or entity, or persons or entities acting together, would acquire more than 50% of (a) Monsanto's assets or (b) the vote or value of any class of stock of Monsanto; or (3) any action by Monsanto after the distribution that causes Pharmacia to have liability under Section 355(e) of the Code. However, Monsanto shall have no indemnity obligations with respect to (1), (2) and (3) above if liability arising thereunder would not have arisen but for actions taken by Pharmacia with respect to which Monsanto had no actual knowledge prior to Monsanto taking its action or entering into a definitive agreement with respect thereto. Furthermore, Monsanto would not be responsible for any liability imposed on Pharmacia under Section 355(e) of the Code as a result of a post-distribution transaction with respect to the stock or assets of Pharmacia. In addition, as noted above, even if the distribution were rendered taxable to Pharmacia under Section 355(e) as a result of transactions described in clauses (2) or (3) above, Pharmacia does not believe that there is a significant risk that the distribution will cause Pharmacia to recognize taxable gain for federal income tax purposes.

         Information Reporting. Current Treasury regulations require each Pharmacia shareholder who receives Monsanto common stock pursuant to the distribution to attach to his or her U.S. Federal income tax return for the year in which the distribution occurs a detailed statement setting forth such data as may be appropriate in order to show the applicability to the distribution of
Section 355 of the Internal Revenue Code of 1986, as amended. Pharmacia will provide appropriate information to each holder of record of Pharmacia common stock as of the record date.

                           INFORMATION ABOUT MONSANTO

Overview of Monsanto

         Monsanto is a global provider of technology-based solutions and agricultural products for growers and downstream customers, such as grain processors, food companies, and consumers, in agricultural markets. Monsanto's herbicides, seeds, and related biotechnology trait products can be combined to provide growers with integrated solutions that help them produce higher-yield crops, while controlling weeds, insects and diseases. Monsanto also provides lawn and garden herbicide products for the residential market.

         Monsanto manages its business in two segments: Agricultural Productivity, and Seeds and Genomics. Monsanto's Agricultural Productivity segment consists of the crop protection products, animal agriculture, residential lawn and garden products, and environmental technologies businesses. The Seeds and Genomics segment consists of global seeds and related biotechnology traits businesses and genetic technology platforms.

         Monsanto sells to a variety of customers in the agricultural industry, including individual growers, seed companies, distributors, independent retailers and agricultural cooperatives, as well as to other major agricultural chemical producers. Monsanto has a worldwide distribution and sales and marketing organization that consolidates the sales forces of its crop protection and seeds and traits operations. Monsanto sells its crop protection products, seeds and traits to growers through distributors, retailers and dealers, and, in some cases outside the United States, through joint ventures. In addition, Monsanto licenses a broad package of its germplasm and trait technologies to seed companies that do business in the United States and certain international markets.

         Monsanto's principal products for 2001, categorized by segments as described above, include the following:

-------------------------------------------------------------------------------------------------------------------
AGRICULTURAL PRODUCTIVITY
-------------------------------------------------------------------------------------------------------------------
Major Products                                           End-Use Products and Applications
------------------------------------------------------- -----------------------------------------------------------
Roundup'r' herbicide and other glyphosate-based          Nonselective agricultural and industrial applications
herbicides
------------------------------------------------------- -----------------------------------------------------------
Roundup'r' herbicide                                     Residential lawn and garden applications
------------------------------------------------------- -----------------------------------------------------------
Harness'r' and Degree'TM' acetanilide-based herbicides   Control of pre-emergent annual grass and small seeded
                                                         broadleaf weeds in corn
------------------------------------------------------- -----------------------------------------------------------
Lasso'r' acetanilide-based herbicides                    Control of  pre-emergent annual grasses and small seeded
                                                         broadleaf weeds in corn, soybean, peanut and milo
                                                         (sorghum) crops
------------------------------------------------------- -----------------------------------------------------------
Maverick'r' sulfosulfuron herbicide                      Control of downy brome, annual phalaris and other grassy
                                                         weeds in wheat
------------------------------------------------------- -----------------------------------------------------------
Machete'r' butachlor herbicide                           Control of most annual grasses, small seeded broadleaves
                                                         and some aquatic species in transplant rice, and in Korea
                                                         on fall barley and wheat
------------------------------------------------------- -----------------------------------------------------------
Avadex'r' BW and Far-Go'r' triallate herbicides          In spring, applications provide wild oat control in winter wheat, spring and Durham wheat as well as in barley,
                                                         peas and lentils.  In fall, applications will also provide suppression of brome grass species
------------------------------------------------------- -----------------------------------------------------------
Permit'r', Manage'r' and Sempra'r' halosulfuron          Post-emergence control of sedges and broadleaf weeds in
herbicides                                               corn and grain sorghum, turf, cotton and sugarcane crops
------------------------------------------------------- -----------------------------------------------------------
Posilac'r' bovine somatotropin                           Increase efficiency of milk production in dairy cows
------------------------------------------------------- -----------------------------------------------------------
Monsanto Choice Genetics'TM'* swine                      Increase productivity of swine
genetics lines
------------------------------------------------------- -----------------------------------------------------------
Enviro-Chem'r' engineering and construction              Processing plants for fertilizer producers, basic metals
management services for processing plants using          production, oil refining
sulfuric acid; proprietary equipment and air
pollution control systems
------------------------------------------------------- -----------------------------------------------------------
Elemental phosphorus                                     Production of high quality food, pharmaceutical, and
                                                         agricultural phosphorous compounds.
------------------------------------------------------- -----------------------------------------------------------

    *Formerly DEKALB Choice Genetics'TM'

-------------------------------------------------------------------------------------------------------------------
SEEDS AND GENOMICS
------------------------------------------------------- -----------------------------------------------------------
Major Products                                           End-Use Products and Applications
------------------------------------------------------- -----------------------------------------------------------
Roundup Ready'r' trait in soybeans, canola,              Crops tolerant of Roundup'r' and other glyphosate
cotton and corn                                          herbicides
------------------------------------------------------- -----------------------------------------------------------
Bollgard'r' and Roundup Ready'r' traits in cotton;       Crops tolerant of Roundup'r' and other glyphosate
YieldGard'r' and Roundup Ready'r' traits in corn         herbicides and protected against certain insect pests
------------------------------------------------------- -----------------------------------------------------------
Bollgard'r' trait in cotton;                             Crops protected against certain insect pests
YieldGard'r' trait in corn
------------------------------------------------------- -----------------------------------------------------------
Agroceres'TM', Asgrow'r', DEKALB'r' and Hartz'r'         Corn hybrids and foundation seed; soybean varieties and
branded seeds; Holden's Foundation Seeds'TM';            foundation seed; sunflower hybrids; sorghum grain
PBI'r' and Monsoy'TM' foundation seed                    hybrids and forage hybrids; wheat varieties and
                                                         foundation seed; oilseed rape and canola varieties; barley varieties; alfalfa varieties
------------------------------------------------------- -----------------------------------------------------------

         Monsanto may sell its products under different brand names in different countries. Unless otherwise indicated, trademarks shown in the above table and elsewhere in this Information Statement are owned or licensed by Monsanto or its subsidiaries.

Background of the Separation of Monsanto from Pharmacia

         Monsanto was incorporated in February 2000 as a subsidiary of Pharmacia, and is currently comprised of the operations, assets and liabilities that were previously the agricultural business of Pharmacia. On September 1, 2000, the assets and liabilities of the agricultural business of Pharmacia and certain other assets and liabilities of Pharmacia were transferred from Pharmacia to Monsanto. On October 23, 2000, Monsanto sold 38,033,000 shares of its common stock in an initial public offering. After the completion of the initial public offering in October 2000, Pharmacia owned approximately 85.3% of the shares of Monsanto common stock. On November 27, 2001, after consultation with financial and other advisors, the Pharmacia Board of Directors approved a formal plan to distribute to Pharmacia common shareholders the remaining outstanding shares of Monsanto common stock held by Pharmacia. On July 18, 2002, the Pharmacia Board of Directors declared a dividend on Pharmacia common stock consisting of 220,000,000 shares of Monsanto common stock owned by Pharmacia. After the spin-off, Pharmacia will not own any shares of Monsanto common stock and Monsanto will be a fully independent, publicly traded company.

                     INFORMATION ABOUT MONSANTO COMMON STOCK

Monsanto Common Stock

         Under Monsanto's Amended and Restated Certificate of Incorporation, the authorized capital stock of the company is 1,500,000,000 shares of common stock, $0.01 par value, and 20,000,000 shares of undesignated preferred stock, $0.01 par value. As of July 18, 2002, there were 261,265,808 shares of Monsanto common stock outstanding and no shares of Monsanto preferred stock outstanding.

Market for Monsanto Common Stock

         Monsanto common stock trades on the New York Stock Exchange under the symbol "MON". A public market was established for Monsanto common stock as a result of Monsanto's initial public offering in October 2000.

         The following table sets forth, for the periods indicated, the high and low sale prices of Monsanto common stock as reported on the New York Stock Exchange. We urge you to obtain current quotations for the Monsanto common stock.

                              2000                  High ($)       Low ($)
                              ----                  --------       -------
Fourth Quarter (October 23 to December 31)          27.38          19.75

                              2001                  High ($)       Low ($)
                              ----                  --------       -------

First Quarter (January 1 to March 31)               35.68          26.87
Second Quarter (April 1 to June 30)                 38.47          28.80
Third Quarter (July 1 to September 30)              38.80          30.90
Fourth Quarter (October 1 to December 31)           37.90          28.60

                              2002                  High ($)       Low ($)
                              ----                  --------       -------
First Quarter (January 1 to March 31)               33.94          29.02
Second Quarter (April 1 to June 30)                 33.99          17.63
Third Quarter (July 1 to July 18)                   19.50          14.55

Monsanto's Transfer Agent

         Mellon Investor Services is also the transfer agent and registrar for Monsanto common stock. You may contact the transfer agent and registrar at the address set forth below. You can also visit Mellon Investor Services on the internet at www.melloninvestor.com. All correspondence should be sent to the following address:

         Regular mail:

         Mellon Investor Services
         P.O. Box 3315
         South Hackensack, NJ 07606-1915

         Registered or Overnight Mail:

         Mellon Investor Services
         85 Challenger Road, 2nd Floor
         Ridgefield Park, NJ 07660

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         Monsanto and Pharmacia are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and accordingly, each company files registration statements, reports, proxy statements and other information with the Securities and Exchange Commission, or SEC, including financial statements. Monsanto has been subject to the Securities Exchange Act reporting requirements for at least 90 days and is current in its reporting. If you would like more information about Monsanto, we urge you to read Monsanto's reports filed with the SEC.

         You may read and obtain copies (at prescribed rates) of Monsanto's and Pharmacia's reports at the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain these reports at the SEC's website at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also inspect these reports at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         Each of Monsanto and Pharmacia maintains a website that offers additional information about it.

         o  Visit Monsanto's website at http://www.monsanto.com

         o  Visit Pharmacia's website at http://www.pharmacia.com